INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Luckycom, Inc. on Form S-1 of our report dated April 30, 2014. We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

June 2, 2014